UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 22, 2020
AGRITEK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-15673	20-8484256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Brickell Avenue Suite 500 Miami, Florida 33131
(Address of principal executive offices)
Registrant’s telephone number, including area code		305.721.2727
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8- Other Events

Item 8.01 Other Events.

Pursuant to a Schedule 14C Definitive Information Statement, filed with the SEC on April 20, 2020, Agritek Holdings, Inc. (the “Company”) applied for a Corporate Action with FINRA to change the name of the Company on April 29, 2020. As of the date of this filing, the Corporate Action has neither been approved nor denied by FINRA, however the Company believes that the extreme delay in processing this Action has caused substantial harm to the Shareholders. Corporate Counsel for the Company has advised the Company that completing the Corporate Action by meeting the requests of FINRA would likely be an impossibility due to outstanding filings with the SEC and certain debts owed by the Company.

Due to the above, on July 22, 2020, the Board of Directors (the “Board”) of the Company voted to approve the withdrawal of the Corporate Action with FINRA. Shareholder consent was not required due to the nature of the impossibility of completing the FINRA action. Such withdrawal of the Corporate Action was sent to FINRA on July 22, 2020 and confirmation of the withdrawal was received by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agritek Holdings, Inc.
(Registrant)
Date:	July 24, 2020
		By:	/s/ B. Michael Friedman
		Name:	B. Michael Freidman
		Title:	Chief Executive Officer, amd Sole Director